UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2005 (June 28, 2005)

i2 Telecom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-27704	91-1426372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1800, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 512-7174

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2005, Hubert G. Phipps, a director of the i2 Telecom International, Inc., a Washington corporation (the “Company”), loaned the Company $50,000 (the “Loan”), and the Company issued to Mr. Phipps: (i) a promissory note in principal amount of $50,000 (the “Note”); and (ii) a three-year warrant to purchase 26,042 shares of the Company’s common stock, exercisable in its entirety on the date of grant at an exercise price of $0.96 per share, subject to adjustment (the “Warrant”). The Note accrues interest at a rate of 12% per annum, and all principal thereunder and accrued interest thereon is payable no later than September 28, 2005. In connection with the issuance of the Warrant, the Company entered into a Registration Rights Agreement with Mr. Phipps pursuant to which the Company granted to Mr. Phipps certain “piggy-back” registration rights with respect to the shares of the Company’s common stock underlying the Warrant.

Item 3.02 Unregistered Sale of Equity Securities.

On June 28, 2005, the Company issued the Warrant to Mr. Phipps in connection with the Loan. The Warrant was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon factual representations Mr. Phipps made to the Company regarding his investment intent and sophistication, among other things.

Item 9.01 Financial Statements and Exhibits.

(a)–(b)	Financial Statements of Business Acquired and Pro Forma Financial Information. None.

(c)	Exhibits.

4.1 Warrant dated June 28, 2005 to purchase 26,042 shares of the Company’s common stock granted to Hubert G. Phipps.

4.2 Registration Rights Agreement dated as of June 28, 2005 between the Company and Hubert G. Phipps.

99.1 Promissory Note dated June 28, 2005 issued by the Company in favor of Hubert G. Phipps in principal amount of $50,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.

By:	/s/ David C. Burns
David C. Burns
Chief Financial Officer

Dated: July 5, 2005

EXHIBIT INDEX

4.1	Warrant dated June 28, 2005 to purchase 26,042 shares of the Company’s common stock granted to Hubert G. Phipps.

4.2	Registration Rights Agreement dated as of June 28, 2005 between the Company and Hubert G. Phipps.

99.1	Promissory Note dated June 28, 2005 issued by the Company in favor of Hubert G. Phipps in principal amount of $50,000.